UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

SunPower Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement and Convertible Debenture

On March 6, 2026 (the “Effective Date”), SunPower Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Capitalized terms used herein, but not otherwise defined, have the meaning given to such terms in the Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1.

Pursuant to the Purchase Agreement, the Investor purchased and the Company issued a convertible debenture in the principal amount of $10,000,000 (the “Debenture”). At the closing under the Purchase Agreement, the Company issued the Debenture to the Investor in the original principal amount of $10,000,000 for a purchase price of $9,000,000, less certain fees payable under the Purchase Agreement.

The Debenture will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Debenture) for so long as such event remains uncured. The Debenture will mature on March 6, 2027, which may be extended at the option of the Investor.

On each of May 6, 2026, June 6, 2026, July 6, 2026, August 6, 2026 and September 6, 2026 (each an “Installment Date”), the Company is required to pay an installment amount equal to (i) $2,000,000, plus (ii) a $60,000 payment premium, and plus (iii) any accrued and unpaid interest (collectively, the “Installment Amount”). The Company may repay each applicable Installment Amount, at the Company’s option, (a) in cash on or before the applicable Installment Date or (b) by submitting an advance notice under the Standby Equity Purchase Agreement, dated January 27, 2026, between the Company and the Investor (the “SEPA”), or a combination of a payment in cash and delivery of such advance notice. At any time after the Effective Date, the Investor may convert any portion of the outstanding balance under the Debenture into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a fixed price of $2.50 per share (the “Fixed Price”). Additionally, at any time on or after any Installment Date, the Investor may convert any portion of any due and unpaid Installment Amount outstanding under the Debenture into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price equal to 95% of the volume weighted average price (“VWAP”) of the Common Stock during the five trading days prior to the conversion date (but the conversion price will not be lower than the “Floor Price” then in effect.

The Company, at its option, shall have the right to redeem early all or a portion of the amounts outstanding under the Debenture upon written notice to the Investor (an “Optional Redemption”), provided, that the Company may only deliver a notice of Optional Redemption if the VWAP of the Common Stock at the time the notice is delivered is less than a the Fixed Price. In connection with an Optional Redemption, the redemption price payable by the Company will be equal to (i) the outstanding principal amount of the Debenture being redeemed, plus (ii) a payment premium equal to 3% of the principal amount being repaid, and plus (iii) accrued and unpaid interest under the Debenture; however, the prepayment premium shall not apply to any Optional Redemption of the Debenture if the redemption price is paid on or before April 30, 2026.

Under the applicable Nasdaq listing rules and pursuant to the applicable provisions of the Purchase Agreement and the Debenture, in no event may the Company issue to the Investor shares of Common Stock under the Debenture in excess of 22,381,878 shares of Common Stock, calculated in accordance with applicable Nasdaq rules and which number of shares of Common Stock shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement and the Debenture under applicable Nasdaq rules, including, without limitation, the shares of Common Stock issued or issuable by the Company to the Investor under the SEPA and upon conversion of the promissory note issued by the Company to the Investor pursuant to the SEPA (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap.

In addition, the Company may not issue any shares of Common Stock to the Investor under the Debenture, which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in the Investor and its affiliates beneficially owning more than 4.99% of the then-outstanding shares of Common Stock.

The Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of the parties. The Debenture includes other customary event of default provisions, conversion terms and mechanics, and adjustment provisions. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the parties.

In connection with the Purchase Agreement and the Debenture, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement registering the resale of the Common Stock underlying the Debenture and the Common Stock subject to advances pursuant to the SEPA.

The foregoing descriptions of (i) the Purchase Agreement, (ii) the Debenture, and (iii) the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of (a) the Purchase Agreement, which is attached hereto as Exhibit 10.1, (b) the Debenture, which is attached hereto as Exhibit 10.2, and (c) the Registration Rights Agreement, which is attached hereto as Exhibit 10.3, respectively, and each are incorporated herein by reference.

Amendment to Seller Note

On March 5, 2026, in connection with the transactions under the Purchase Agreement and the Debenture, the Company and Chicken Parm Pizza LLC (the “Sunder Member”) entered into an Amendment and Agreement (the “Sunder Amendment”) relating to (i) the Membership Interest Purchase Agreement, dated as of September 21, 2025, among the Company, the Sunder Member, Sunder Energy LLC and the other parties thereto (the “Sunder MIPA”) and (ii) the Promissory Note, dated September 24, 2025, issued by the Company to the Sunder Member in connection with the transactions under the Sunder MIPA (the “Sunder Note”).

Under the Sunder Amendment, the Company and the Sunder Member agreed that, if the Purchase Agreement restricts repayment of the Sunder Note on May 15, 2026, then the maturity date of the Sunder Note will be extended to the earlier of (a) the date that is two business days following the date on which the Sunder Note may be repaid pursuant to the restrictions set forth in the Purchase Agreement and (b) September 30, 2026 (or, if the registration statement required to be filed pursuant to the Registration Rights Agreement has not been declared effective prior to April 30, 2026, then the outside maturity date will extend to December 31, 2026). Additionally, the Company and the Sunder Member agreed that the interest rate applicable to the Sunder Note will increase to 10% per annum if the principal amount of the Sunder Note remains outstanding after May 15, 2026. As an inducement to the Sunder Member’s agreement to the foregoing amendments, the Sunder Amendment also provides that, within two business days following approval by the Company’s stockholders of the issuance of shares under the Sunder MIPA in accordance with applicable Nasdaq rules, the Company will issue the remaining shares of Common Stock otherwise issuable to the Sunder Member pursuant to the Sunder MIPA.

The foregoing description of the Sunder Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sunder Amendment, which is attached hereto as Exhibit 10.4, and which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the issuance of the Debenture (and the shares of Common Stock issuable upon conversion of the Debenture) is incorporated by reference herein in its entirety. The offer and sale of the Debenture pursuant to the Purchase Agreement was and will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated March 6, 2026, between SunPower Inc. and YA II PN, LTD.+ *
10.2	Convertible Debenture, dated March 6, 2026, between SunPower Inc. and YA II PN, LTD.+ *
10.3	Registration Rights Agreement, dated March 6, 2026, between SunPower Inc. and YA II PN, LTD.
10.4	Amendment and Agreement, dated March 5, 2026, by and between SunPower Inc. and Chicken Parm Pizza LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Portions of this exhibit are redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Inc.
Dated: March 11, 2026
	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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